EXHIBIT 99.1

400 Centre Street, Newton, MA 02458	tel: (617) 332-3990 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts: Timothy A. Bonang, Manager of Investor Relations or
Carlynn Finn, Investor Relations Analyst
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Reports Results For The Period Ended March 31, 2008

Westlake, OH (May 12, 2008):  TravelCenters of America LLC (AMEX: TA) today announced financial results for the three month period ended March 31, 2008.

TravelCenters of America LLC, or TA, became a public company on January 31, 2007. On May 30, 2007, TA acquired Petro Stopping Centers, L.P., or Petro.  Because of the significance of these transactions, our historical financial data may have only limited relevance to investors.  Consequently, in addition to the historical financial data presented in this press release, we are furnishing supplemental data that we believe may help investors better understand our business.  Included in this supplemental data is site level operating data and same site operating data that includes results of our sites for periods prior to our operation of those sites.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, and EBITDAR excluding the impact of certain noncash items and certain items that we consider to be nonrecurring as a result of the changes that we experienced on January 31 and May 30, 2007, the reorganizations described below or otherwise, or Adjusted EBITDAR.

At March 31, 2008, our business included 236 sites, 167 of which were operated under the “TravelCenters of America” or “TA” brand names and 69 that were operated under the “Petro” brand name.

Operating Results

Revenues were $1.9 billion for the three months ended March 31, 2008 compared to revenues of $1.1 billion (which includes the results of TravelCenters of America, Inc., our predecessor, for the one month ended January 31, 2007) for the three months ended March 31, 2007.

For the three months ended March 31, 2008, we incurred a net loss of $48.5 million ($3.41 per share).   For the three months ended March 31, 2007, we and our predecessor combined had a net loss of $31.7 million.

For the three months ended March 31, 2008, we had EBITDAR and Adjusted EBITDAR of $21.5 million and $31.5 million, respectively. EBITDAR and Adjusted EBITDAR increased by $56.4 million and decreased by $0.8 million, respectively, compared to our and our predecessor’s combined results for the comparable 2007 period.

Our industry and market conditions in the first quarter of 2008 were difficult.  While diesel fuel prices continued to climb throughout the quarter, we were able to improve our fuel margins on a cents per gallon basis only modestly in the 2008 first quarter as compared to the comparable period in 2007, but our volume of fuel sold on a same site basis declined as a result of decreased demand from our customers.  Our operating results for the three months ended March 31, 2008, were adversely affected by slowing economic growth in the United States generally and, in particular, within the trucking industry.  We believe that the weakness of the U.S. economy, especially the drop in housing construction and related durable goods shipments, the decline in imports which are delivered throughout the country by truck brought about by the depressed value of U.S. currency, the high cost of crude oil and other factors, have led to reduced demand by shippers for trucks to carry freight and in turn reduced demand by truckers for our products and services.  Many U.S. trucking fleets have also reported reduced ability to pass through the increased cost of fuel to their customers; and we believe these factors have focused the attention of our customers on the cost of fuel and further reduced demand for fuel and other products and services we offer. These business conditions had an adverse effect on our financial results for the 2008 first quarter, and we expect they may continue to affect us during the remainder of 2008.

During the first quarter of 2008, we implemented a number of initiatives to improve our operating results, including a reduction in our corporate headquarters, regional and site level workforce.  That reduction in staffing occurred in March 2008 and included an adjustment of hourly labor staffing intended to create appropriate staffing for the current difficult business conditions.  We recognized a severance charge of approximately $1.6 million during the 2008 first quarter as a result of this reduction in workforce. We also continued to integrate the information systems and certain operating and administrative processes and functions of the TA and Petro brands. Further, as a result of winding down our fuel marketing arrangement with Simons Petroleum, Inc., or Simons, we can now market directly to Simons customers, which we believe may improve our operating results.  Although we believe this staff reorganization, the Petro integration efforts, the ability to market directly to Simons customers and the current cost control measures we are implementing may improve our financial results beginning in the second quarter of 2008, we can provide no assurance that they will improve our financial results, and such actions may adversely affect our business or may be inadequate to produce improved results especially if the economy generally or trucking industry conditions deteriorate.

Litigation Matters

During the first quarter of 2008, we had discussions aimed at settling the antitrust litigation brought by Flying J, Inc., or Flying J, and certain of its affiliates that we were defending.  These discussions led to an agreement for us to pay $5 million to Flying J and begin to accept the payment cards issued by an affiliate of Flying J, at our sites. We were dismissed from the case by the court on May 5, 2008 and the settlement payment was made on that date; however, we recognized the expense related to the $5 million settlement payment in our selling, general and administrative expenses for the quarter ended March 31, 2008.

During the first quarter of 2008, an arbitration panel issued a decision concerning our contract termination dispute with Simons. We were ordered to pay Simons $0.9 million, and we are required to accept new customers, if any, presented to us by Simons until November 7, 2008, after which date we will no longer be required to process fuel sales for Simons at TA locations. We believe that our termination of the Simons contract may benefit our future financial results, if customers who now purchase fuel at our sites from Simons continue to buy fuel and other services and products at our sites.  In connection with the results of the arbitration, we recognized a charge of $0.9 million plus related costs in the fourth quarter of 2007 and we made the arbitration payment to Simons in April 2008.

On December 31, 2007, a group of shareholders purported to make nominations and other proposals for consideration at our 2008 annual meeting of shareholders.  As previously announced, on April 4, 2008 the Delaware Chancery Court decided that these nominations and other proposals were made in breach of our limited liability company agreement and were not properly presented.  On May 8, 2008, we commenced a litigation against these shareholders to recover our costs of enforcing our limited liability company agreement and that case is now pending.

Also as previously disclosed, a purported shareholder derivative action was commenced against our directors and other parties on February 1, 2008.  This case alleges that our directors breached their duties in approving our acquisition of Petro and seeks money damages and to reform our lease of certain Petro locations.  Motions to dismiss were recently filed in this case and are now pending.

Quarterly Business Update

For the three month period ended March 31, 2008, our results showed significant differences as compared to the results for us and our predecessor combined for the comparable period of 2007, most of which were due to our acquisition of Petro on May 30, 2007.  The acquisition of Petro accounted for a 47.7% increase in fuel revenue, a 40.4% increase in fuel gross margin, a 36.9% increase in nonfuel revenue, a 33.8% increase in non fuel gross margin, a 35.4% increase in total gross margin and a 37.8% increase in site level operating expenses.

For the three month period ended March 31, 2008, as compared to the same period in 2007, our same site TA and Petro sites experienced a decline in diesel fuel and gasoline sales volumes on a same site basis of 12.9% and an increase in margin of $0.004 per gallon, or 4.8%.  Nonfuel revenue and nonfuel margin decreased $7.0 million, or 2.5%, and $2.2 million, or 1.4%, respectively, on a same site basis, while site level operating expenses increased $3.7 million, or 2.5% on a same site basis.

Capital Expenditures

Market conditions and other factors have resulted in our cancellation of contracts and letters of intent for the acquisition of several operating and greenfield development sites and the cessation of development activities at the eight greenfield development sites we own.  In connection with our abandoning these various projects, we recognized a charge of $1.6 million during the 2008 first quarter that is included in depreciation and amortization expenses.

Our current capital plan for 2008 anticipates expenditures of approximately $100 million, including $27.0 million for Operation Refresh, our program to improve the quality of our TA branded sites by correcting certain deferred maintenance issues and upgrading the appearance and physical characteristics of these sites, and $73.0 million for other projects, the majority of which were begun in 2007 and which include projects that we believe may be revenue enhancing or are necessary for the proper conduct of our continuing operations.  For the three months ended March 31, 2008, we invested $40.2 million in capital projects.

Conference Call:

On Tuesday, May 13, 2008, at 8:00 a.m. Eastern Time, we will host a conference call to discuss our financial results and other activities for the quarter ended March 31, 2008.  Following our remarks, there will be a question and answer period.

The conference call telephone number is 800-270-6751. Participants calling from outside the United States and Canada should dial 913-312-6674. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Monday, May 19, 2008. To hear the replay, dial 719-457-0820.  The replay pass code is 4577916.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  Participants wanting to access the webcast should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

Our travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, heavy truck repair facilities, stores and other services.  Our nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•	OUR STATEMENT THAT WE EXPECT THE ADVERSE BUSINESS CONDITIONS WHICH WE EXPERIENCED DURING THE FIRST QUARTER OF 2008 MAY CONTINUE IN 2008 MAY IMPLY THAT THESE CONDITIONS

WILL STABILIZE. IN FACT, THE ADVERSE BUSINESS CONDITIONS WE EXPERIENCED IN THE FIRST QUARTER OF 2008 MAY DETERIORATE.

•

OUR STATEMENT THAT OUR RECENTLY ANNOUNCED STAFFING REDUCTIONS ARE INTENDED TO CREATE APPROPRIATE STAFFING FOR THE CURRENT MARKET CONDITIONS MAY IMPLY THAT NO FURTHER STAFFING REDUCTIONS MAY BE NECESSARY OR THAT OUR FUTURE FINANCIAL RESULTS MAY IMPROVE. IN FACT, THE REDUCED STAFFING WE HAVE IMPLEMENTED MAY NOT BE APPROPRIATE, AND OUR FINANCIAL RESULTS MAY NOT IMPROVE BUT MAY DECLINE.

•

OUR STATEMENT THAT WE EXPECT RECENT STAFF REDUCTIONS AND COST CONTROLS MAY IMPROVE OUR FINANCIAL RESULTS BEGINNING IN THE SECOND QUARTER OF 2008 MAY BE TOO OPTIMISTIC. STAFFING REDUCTIONS DEPEND, IN PART, UPON OUR MANAGEMENT’S ABILITY TO MANAGE HOURLY EMPLOYMENT TO MEET THE REQUIREMENTS OF THEN CURRENT BUSINESS AND MARKET CONDITIONS. WE MAY BE UNABLE TO ACHIEVE THE STAFFING REDUCTIONS WHILE WE MAINTAIN 24 HOURS PER DAY OPERATIONS AT OUR TRAVEL CENTERS, AND OUR PLANNED COST SAVINGS MAY BE LESS THAN WE NOW ANTICIPATE OR MAY BE MASKED OR OVERTAKEN BY OTHER ADVERSE EVENTS.

•

OUR STATEMENT THAT WE BELIEVE OUR TERMINATION OF OUR CONTRACT WITH SIMONS MAY BENEFIT OUR FUTURE FINANCIAL RESULTS MAY IMPLY THAT THERE IS A CLEAR POSITIVE FINANCIAL IMPACT WHICH MAY RESULT FROM THE TERMINATION. WHILE WE HISTORICALLY REALIZED LOW PUMPING FEES PER GALLON FOR SALES OF FUEL UNDER THE SIMONS CONTRACT, WE MAY BE UNABLE TO MAINTAIN OR REPLACE VOLUMES HISTORICALLY ATTRIBUTABLE TO THE SIMONS CONTRACT AND OUR FUEL VOLUMES, GROSS MARGINS AND NONFUEL SALES MAY DECLINE AS A RESULT OF THE SIMONS CONTRACT TERMINATION.

•

THIS PRESS RELEASE IMPLIES THAT LITIGATION EXPENSES AND MANAGEMENT EFFORTS RESULTING FROM THE ANTITRUST LITIGATION BROUGHT BY FLYING J MAY END. IN FACT, WE EXPECT THAT THIS LITIGATION BROUGHT BY FLYING J AND ITS AFFILIATES WILL CONTINUE AGAINST DEFENDANTS OTHER THAN US. DURING THE CONTINUATION OF THIS LITIGATION, WE MAY BE REQUIRED TO RESPOND TO DISCOVERY REQUESTS OR BECOME OTHERWISE INVOLVED IN THE CONTINUING LITIGATION. ACCORDINGLY, THE SETTLEMENT MAY NOT END OUR INVOLVEMENT IN THIS LITIGATION AND WE MAY CONTINUE TO INCUR EXPENSES AND MANAGEMENT EFFORTS. THE AMOUNT OF OUR CONTINUING INVOLVEMENT IN THIS CONTINUING LITIGATION WILL DEPEND, IN LARGE PART, UPON ACTIONS TAKEN BY OTHER PARTIES CONTINUING IN THIS LITIGATION, WHICH ACTIONS ARE NOT WITHIN OUR CONTROL.

•

THIS PRESS RELEASE DESCRIBES CERTAIN SHAREHOLDER LITIGATION IN WHICH WE ARE INVOLVED, INCLUDING LITIGATION ARISING FROM ATTEMPTED NOMINATIONS AND PROPOSALS FOR OUR 2008 ANNUAL MEETING AND A PENDING DERIVATIVE LITIGATION. THE FACT THAT THE DELAWARE CHANCERY COURT HAS RULED THAT THE NOMINATIONS AND PROPOSALS WERE MADE IN VIOLATION OF OUR LIMITED LIABILITY COMPANY AGREEMENT MAY IMPLY THAT OUR ACTION TO RECOVER THE COSTS OF THIS LITIGATION WILL SUCCEED. SIMILARLY, THE FACT THAT MOTIONS TO DISMISS THE DERIVATIVE LITIGATION HAVE BEEN FILED MAY IMPLY THAT THIS CASE WILL BE DISMISSED. IN FACT, THE OPPOSITE OF THESE IMPLIED LITIGATION RESULTS MAY OCCUR.

•

THIS PRESS RELEASE CATEGORIZES SOME HISTORICAL AND PLANNED CAPITAL EXPENDITURES AS PRODUCING INCREMENTAL REVENUE AND CASH FLOW. IN FACT, WE MAY NOT REALIZE ANY INCREMENTAL REVENUE OR CASH FLOW AS A RESULT OF ANY CAPITAL EXPENDITURES.

THESE UNANTICIPATED RESULTS OF OUR FORWARD LOOKING STATEMENTS MAY BE CAUSED BY NUMEROUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•

THE CONTINUATION OF HISTORICALLY HIGH FUEL PRICES OR FURTHER INCREASES IN THE PRICE OF FUEL MAY INCREASE OUR WORKING CAPITAL REQUIREMENTS MATERIALLY OR CAUSE OUR CUSTOMERS TO REQUEST LOWER PRICES AND TO PURCHASE LESS OF OUR NON-FUEL PRODUCTS AND SERVICES; AND THESE EVENTS MAY REDUCE OUR PROFIT MARGINS FROM BOTH FUEL AND NON-FUEL SALES AND CAUSE US TO EXPERIENCE CONTINUING LOSSES.

•	A CONTINUING SLOWING OR RECESSION IN THE U.S. ECONOMY MAY CAUSE MORE DECLINES IN OUR BUSINESS THAN WE NOW ANTICIPATE.

•	THE REDUCED VALUE OF THE U.S. DOLLAR COMPARED TO OTHER CURRENCIES MAY REDUCE THE VOLUME OF IMPORTS WHICH ARE TRANSPORTED BY TRUCKS AND LESSEN DEMAND FOR OUR PRODUCTS AND SERVICES.

•

THE CONTINUATION OF HISTORICALLY HIGH FUEL PRICES OR FURTHER INCREASES IN THE PRICE OF FUEL MAY CAUSE SHIPPERS TO DIRECT FREIGHT TO TRANSPORTS OTHER THAN TRUCKING AND REDUCE DEMAND FOR OUR PRODUCTS AND SERVICES.

•

THE RESULTS OF LITIGATION ARE DIFFICULT TO PREDICT. DISCOVERY AND COURT RULINGS DURING LITIGATION SOMETIMES PRODUCE UNANTICIPATED RESULTS. LITIGATION IS ALSO USUALLY EXPENSIVE. MOREOVER, OUR LIMITED LIABILITY AGREEMENT REQUIRES THAT WE INDEMNIFY ALL OF THE PARTIES NAMED AS DEFENDANTS IN THE PENDING DERIVATIVE LITIGATION. WE CAN PROVIDE NO ASSURANCE REGARDING THE OUTCOME OF THE LITIGATION WE HAVE COMMENCED TO RECOVER OUR COSTS ARISING FROM THE BREACH OF OUR LIMITED LIABILITY COMPANY AGREEMENT OR THE PENDING DERIVATIVE LITIGATION.

•

CAPITAL EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT. SOME PROJECTS COST MORE THAN ANTICIPATED. AFTER A CAPITAL PROJECT IS BEGUN IT SOMETIMES COSTS MORE THAN ANTICIPATED TO COMPLETE. ACCORDINGLY, OUR PLANNED CAPITAL EXPENDITURES FOR 2008 MAY COST MORE THAN THE AMOUNTS THAT WE NOW EXPECT.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY IN OUR QUARTERLY REPORT ON FORM
10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2008, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1.A. RISK FACTORS,” AND ELSEWHERE IN THAT REPORT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

 TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Company		Predecessor
	Three months	Two months	One month
	Ended	Ended	Ended
	March 31,	March 31,	January 31,
	2008	2007	2007
Revenues:
Fuel	$1,619,282	$596,143	$285,053
Non fuel	285,053	138,724	66,795
Rent and royalties	3,530	1,488	834
Total revenues	1,907,865	736,355	352,682

Cost of goods sold (excluding depreciation):
Fuel	1,577,271	579,402	270,694
Non fuel	118,142	56,234	27,478
Total cost of goods sold (excluding depreciation)	1,695,413	635,636	298,172

Operating expenses:
Site level operating	158,562	72,376	36,093
Selling, general & administrative	32,753	11,746	8,892
Real estate rent	57,682	27,290	931
Depreciation and amortization	10,937	5,326	5,786
Merger related	—	—	44,972
Total operating expenses	259,934	116,738	96,674

(Loss) from operations	(47,482)	(16,019)	(42,164)

Debt extinguishment expenses	—	—	(16,140)
Equity in income of joint venture	88	—	—
Interest income	3,200	2,179	1,131
Interest expense	(4,065)	(1,620)	(5,345)
Income (loss) before income taxes	(48,259)	(15,460)	(62,518)
Provision (benefit) for income taxes	197	(5,844)	(40,470)
Net income (loss)	$(48,456)	$(9,616)	$(22,048)

Weighted average shares outstanding:
Basic and diluted	14,199	8,809	6,937

Earnings (loss) per common share:
Basic and diluted	$(3.41)	$(1.09)	$(3.18)

These financial statements should be read in conjunction with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	March 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$121,061	$148,876
Restricted cash	332	4,801
Restricted investments	—	271,415
Accounts receivable, net	137,296	110,555
Inventories	156,126	148,005
Leasehold improvement receivable	31,250	25,000
Other current assets	34,312	37,362
Total current assets	480,377	746,014

Property and equipment, net	424,450	397,266
Intangible assets, net	38,840	39,962
Leasehold improvement receivable	58,283	63,320
Other noncurrent assets	16,381	16,759
Total assets	$1,018,331	$1,263,321

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long term debt	—	262,866
Accounts payable	217,844	154,906
Other current liabilities	158,385	150,011
Total current liabilities	376,229	567,783

Other noncurrent liabilities	52,760	55,479
Capital lease obligations	105,374	105,859
Deferred rental allowance	93,068	94,760
Total liabilities	627,431	823,881

Shareholders’ equity	390,900	439,440
Total liabilities and shareholders’ equity	$1,018,331	$1,263,321

These financial statements should be read in conjunction with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three months ended March 31,
	2008(1)	2007(2)
EBITDAR: (3)
Net income (loss)	$(48,456)	$(31,664)
Add (deduct): income taxes	197	(46,314)
Add: depreciation and amortization	10,937	11,112
Deduct: equity in income of joint venture	(88)	—
Add: proportionate share of EBITDAR of joint venture	319	—
Deduct: interest income	(3,200)	(3,310)
Add: interest expense(4)	4,065	6,965
Add: real estate rent expense(5)	57,682	28,221
EBITDAR (3)	21,456	(34,990)

Add: employee retention and separation payments (6)	2,819	1,920
Add: nonrecurring merger related expenses (7)	—	44,972
Add: Petro integration expenses	1,486	—
Add: Operation Refresh related expenses	507	—
Add: litigation settlement expenses	5,000	—
Add: debt extinguishment expense	—	16,140
Add: noncash share based compensation expense (8)	201	4,268
Adjusted EBITDAR (3)	$31,469	$32,310

(1)	Includes results related to Petro, which was acquired on May 30, 2007.

(2)	Includes the results of our predecessor for the one month ended January 31, 2007.

(3)

We calculate EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and we define Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which we consider to be nonrecurring. We consider EBITDAR and Adjusted EBITDAR to be measures which are useful indications of our operating performance and our ability to pay rent or service debt, make capital expenditures and expand our business. We believe that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help shareholders to understand our financial performance, including comparing our performance between periods and to other companies. However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(4)	Interest expense consisted of the following:

	Three months ended March 31
	2008	2007
	(in millions)

Interest related to predecessor’s debt	$—	$4.3
Interest related to Petro notes	1.3	—
HPT rent classified as interest	2.3	1.6
Other	0.5	1.1
	$4.1	$7.0

(5)

Real estate rent expense recognized under GAAP differs from our obligation to pay cash for rent under our leases. Cash paid for rent was $58.3 million and $28.2 million for the three month periods ended March 31, 2008 and 2007, respectively, while the amounts expensed during the 2008 and 2007 three month periods were $57.7 million and $28.2 million, respectively. In addition, a portion of the rent we pay to Hospitality Trust is classified as interest expense under GAAP; these amounts were $2.3 million and $1.6 million for the 2008 and 2007 three month periods, respectively. Also, under GAAP, a portion of the rent payments made to Hospitality Trust is charged against our capital lease obligation; these amounts were $0.5 million and $0.3 million for the 2008 and 2007 three month periods, respectively. A reconciliation of these amounts is as follows:

	Three months ended March 31
	2008	2007
	(in millions)

Rental payments to HPT	$54.5	$25.6
Other rental payments	3.8	2.6
Total cash rent	58.3	28.2
Adjustments for:
Noncash straight line rent accrual – HPT	3.7	2.9
Noncash straight line rent accrual – other	0.2	0.1
Amortization of deferred rental allowance	(1.7)	(1.1)
Amortization of capital lease obligation	(0.5)	(0.3)
Rent classified as interest expense	(2.3)	(1.6)
Total amount expensed as rent	$57.7	$28.2

(6)

Employee retention and separation expenses represent expenses for retention bonuses paid and accrued amounts that will be paid to certain employees that remain in our employ for specified periods of time after our merger with our predecessor and after our Petro acquisition, plus salary and separation payments to former executive officers of our predecessor and severance payments made to employees terminated as a result of our recent reorganizations.

(7)	This amount represents costs incurred by our predecessor in marketing itself for sale.

(8)

The noncash share based compensation expense for the 2007 period relates to the vesting of options of our predecessor’s shares which were redeemed upon its change of control on January 31, 2007. The amount for the three months ended March 31, 2008 relate to restricted common shares issued under our equity incentive plan.

INTRODUCTION TO SUPPLEMENTAL SITE OPERATING DATA

The following tables present operating data for our company operated travel centers. The following tables exclude revenues and expenses that are not directly generated or incurred at our travel centers by us, such as income related to our franchising activities and corporate selling, general and administrative expenses. The table below presents the actual site level results only for the periods during which the sites were operated by us or our predecessor, meaning that the Petro sites are included only from May 30, 2007 and are excluded from the three months ended March 31, 2007 amounts. However, the table on the following page labeled as “same site operating data” present the results of all of the sites we operated as of March 31, 2008, so long as the site was operated by us, our predecessor or the prior owner of the Petro sites for the entire period.

TRAVELCENTERS OF AMERICA LLC

SITE OPERATING DATA (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three months ended March 31,
	Company	Combined (2)
	2008	2007	Change
Number of company operated travel centers at end of period	189	141	48

Diesel sales volume (gallons)	471,652	373,123	+26.4%
Gasoline sales volume (gallons)	55,856	45,269	+23.4%
Total fuel sales volume (gallons)	527,508	418,392	+26.1%

Total fuel revenues	$1,531,131	$814,136	+90.1%

Total fuel gross margin	$41,565	$30,571	+36.0%

Total fuel gross margin (cents per gallon)	$0.079	$0.073	+7.8%

Total nonfuel revenues	$284,953	$205,568	+38.6%
Total nonfuel gross margin	$166,811	$121,856	+36.9%

Nonfuel gross margin percentage	58.5%	59.3%	-80 b.p.

Total gross margin	$208,376	$152,427	+36.7%
Site level operating expenses (3)	$158,317	$108,486	+45.9%

Net	$50,059	$43,941	+13.9%

(1)

Includes operating data of company operated travel centers only and excludes data of travel centers operated by franchisees. Results of the Petro sites are included from the date of the Petro acquisition, May 30, 2007.

(2)

The operating results presented for the three months ended March 31, 2007, represent the sum of our results for the 2 months ended March 31, 2007 and the results of our predecessor for the one month ended January 31, 2007.

(3)	Excludes real estate rent expense and deferred maintenance costs which were expensed under GAAP.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA (1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three months ended March 31,
	Company	Combined (2)
	2008	2007	Change

Number of company operated travel centers (3)	182	182

Diesel sales volume (gallons)	463,376	535,966	-13.5%
Gasoline sales volume (gallons)	52,858	56,757	-6.9%
Total fuel sales volume (gallons)	516,234	592,723	-12.9%

Total fuel revenues	$1,499,014	$1,160,407	+29.2%

Total fuel gross margin	$40,818	$44,732	-8.7%

Total fuel gross margin (cents per gallon)	$0.079	$0.075	+4.8%

Total nonfuel revenues	$276,941	$283,964	-2.5%
Total nonfuel gross margin	$162,284	$164,518	-1.4%

Nonfuel gross margin percentage	58.6%	57.9%	+70 b.p.

Total gross margin	$203,102	$209,250	-2.9%
Site level operating expenses (4)	$153,287	$149,615	+2.5%

Net	$49,815	$59,635	-16.5%

(1)	Includes operating data of company operated travel centers only and excludes operating data of the travel centers operated by our franchisees.

(2)

The operating results presented for the three months ended March 31, 2007, represent the sum of our results for the two months ended March 31, 2007, the results of our predecessor for the one month ended January 31, 2007 and the results of the prior owner of the Petro sites for the three months ended March 31, 2007.

(3)	Includes travel centers that were continuously operated by us, our predecessor or by the previous owner of the Petro sites since January 1, 2007.

(4)	Excludes real estate rent expense and deferred maintenance costs which were expensed under GAAP.

The same site operating data provided above for our TravelCenters sites and Petro sites is based on the operating results of these sites for the entire respective periods, including periods prior to January 31, 2007 or May 30, 2007, the dates we acquired the TravelCenters sites and the Petro sites, respectively.

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